                                      EXECUTIVE
                                 EMPLOYMENT AGREEMENT

          EXECUTIVE EMPLOYMENT AGREEMENT (this "Agreement") made as of this _____ day of ________, 1997, between United Craft Brewers, Inc., a Delaware corporation, having its principal place of business at Three Harbor Drive, Suite 115, Sausalito, California ("Company"), and Vijay Mallya ("Executive").

                                 W I T N E S S E T H:

          WHEREAS, Executive possesses a detailed knowledge of the business and affairs of Company, its policies, methods, personnel and customers; and

          WHEREAS, Company recognizes Executive's importance to the growth and success of Company and desires to assure Executive's continued contribution and to compensate him in a manner which it has determined will reinforce and encourage his continued attention and dedication; and

          WHEREAS, Executive is desirous of committing himself to serve Company on the terms herein provided;

          NOW, THEREFORE, in consideration of the foregoing, and of the respective covenants and agreements of the parties herein contained, the parties hereto hereby agree as follows:

     1.   EMPLOYMENT.

          (a) Company hereby employs Executive to serve as Chairman and Chief Executive Officer of Company, for the period commencing on the date of this Agreement and ending one (1) year from the date of this Agreement, unless such employment is sooner terminated as provided in this Agreement. In the event Executive continues in the employment of Company after the end of such term, such continued employment shall be on a month-to-month basis terminable at any time, with or without cause, by Executive or Company upon 30 days' notice.

          (b) Executive hereby accepts employment under this Agreement and agrees to devote his best efforts to the business and affairs of Company.
During the term of this Agreement, Executive as Chairman and Chief Executive Officer shall have full power and authority to manage and conduct the business of the Company subject to general direction of the Board of Directors of Company (the "Board").

          (c) Executive shall observe and comply with Company's rules and regulations as provided in any employee policy manual of the Company.

     2.   COMPENSATION.

          (a) BASE SALARY. Executive shall be paid, for his employment hereunder, a base salary at the annual rate of One Hundred Twenty Six Thousand Dollars ($126,000) during the term of this Agreement, payable in accordance with the Company's standard payroll practices as in effect from time to time and prorated in any partial year of employment. Executive shall be eligible for a salary increase after the first year of the term of this Agreement, such increase, if any, to be determined by the Board in its sole discretion.

          (b) REIMBURSEMENTS. Executive shall be entitled to reimbursement for reasonable travel and other business expenses incurred in the performance of his duties under this Agreement in accordance with the general policy of Company, as it may change from time to time, provided that Executive provide an itemized account together with supporting receipts for such expenditures in accordance with the requirements set forth in the Internal Revenue Code of 1986, as amended, and related regulations, subject to the right of Company at any time to place reasonable limitations on such expenses thereafter to be incurred or reimbursed.

          (c) WITHHOLDING. Company shall be entitled to withhold from any compensation paid or payable hereunder such amounts on account of payroll taxes, income taxes and other similar matters as are required to be withheld by applicable law.

          (d) INSURANCE. Company may, at its discretion, secure at its own expense a "key-man" life insurance policy upon the life of Executive, payable to Company in the event of Executive's death. Executive agrees that any such insurance policy shall be for Company's benefit only, and acknowledges that no person claiming by or through Executive shall have any right to the proceeds of such insurance policy. Executive agrees to execute all documents and take all acts reasonably requested by Company to secure and enjoy the benefits of such insurance policy.

          (e) VACATION. Executive shall be entitled to a number of paid vacation days in each calendar year in accordance with Company policy as in effect from time to time. Such paid time off shall be taken at times which do not interfere with the normal operation of Company's business.

          (f) BENEFIT PLANS. Subject to any limitations imposed by applicable law, Executive shall be eligible to participate in all Company employee benefit programs, including without limitation, medical and dental coverage, life insurance, profit sharing, retirement, pension and tax-qualified plans, in substantially the same manner and to substantially the same extent as other Company employees. Nothing in this agreement shall preclude Company or any affiliate of Company from terminating or amending any employee benefit plan or program at any time or from time to time.

          (g) BONUSES. Executive shall be entitled to periodic bonuses in amounts and on such terms as the Board may from time to time determine in its sole discretion.

          (h) OPTIONS. Executive shall be entitled to receive options to purchase shares of Company's Common Stock in accordance with the terms of the Option Agreement attached hereto as Exhibit A.

          (i) BENEFITS RETAINED BY COMPANY. All rights, assets, opportunities, and other benefits accruing as a result of Executive's performance hereunder shall be deemed the property of Company, including without limitation, accounts, leads, reciprocal actions promised by third parties, and gratuities from vendors, prospective vendors, business associates, and prospective business associates.

     3.   EXECUTIVE'S OTHER BUSINESS ACTIVITIES.

          The Company understands that Executive is a shareholder, director, officer and employee of, and has significant responsibilities to, other companies and business activities, including companies which produce, distribute and sell beer and other alcoholic beverages in the United States, the United Kingdom, India and other countries. Executive shall devote such time to the Company's business as he and the Board jointly believe is reasonably appropriate. Executive shall use his commercially reasonable efforts to cause United Breweries of America, Inc. to comply with its obligations under Section
7.28 of the Investment Agreement, dated as of January 30, 1997, as amended, between UBA and the Constituent Corporations (as defined therein). Other than as set forth in the preceding sentence, or as required by applicable law, the Company agrees that Executive's position as a shareholder, director, officer and employee of the Company shall not be deemed to present a conflict of interest or impose any restriction on his activities for other companies and business activities nor impose any obligation on Executive's part to present business opportunities to the Company.

     4.   TERMINATION OF EMPLOYMENT BY COMPANY.

          Notwithstanding anything herein to the contrary, Company may terminate this Agreement and Executive's employment hereunder at any time, with or without notice, for cause. Termination of this Agreement and Executive's employment hereunder shall be deemed to be "for cause" in the event that Executive (i) violates any provision of this Agreement, (ii) demonstrates bad faith with intent to harm, or indifference toward potential harm or willful misconduct or negligence in the performance of his obligations hereunder, (iii) violates any laws or regulations, including, without limitation, any rules or regulations of the Bureau of Alcohol, Tobacco and Firearms or any state or local beverage control authority or agency other than immaterial violations which are not likely to adversely affect the Company, (iv) engages in actions constituting misconduct, dishonesty or neglect in the performance of his duties and responsibilities, a refusal to follow directions from the Board or the Chairman, or a dereliction of his duties or responsibilities hereunder, or (v) engages in conduct that, when viewed objectively, is likely to materially adversely affect Company's reputation, including, without limitation, dishonesty, illegal use of drugs or abuse of drugs or alcohol. Upon said termination, Company shall be under no obligation to Executive, except to pay his accrued and unpaid base salary and benefits through the date of termination and vacation pay to the date of said termination.

     5.   CONFIDENTIALITY.

          (a) EXISTENCE OF CONFIDENTIAL INFORMATION. The Company owns and has developed and compiled, and will develop and compile, certain proprietary techniques and confidential information which have great value to its business (referred to in this Agreement collectively as "Confidential Information"). Confidential Information includes not only information disclosed by the Company to Executive, but also information developed or learned by Executive as a direct result of his engagement by the Company under this Agreement. Confidential Information is to be broadly defined, and includes all information that has or could have commercial value or other utility in the business in which the Company is engaged or contemplates engaging, and all information of which the unauthorized disclosure could be detrimental to the interests of the Company, whether or not such information is identified as Confidential Information by the Company. By example and without limitation, Confidential Information includes any and all information concerning the names, identities and characteristics of clients, contacts, referrals and administrators, trade secrets, techniques, processes, formulas, computer programs, innovations, discoveries, improvements, research, development, test results, specifications, data, know-how, formats, marketing plans, business plans, strategies, forecasts, unpublished financial information, budgets, projections, and customer and supplier identities, characteristics, and agreements.

          (b) PROTECTION OF CONFIDENTIAL INFORMATION. Executive acknowledges that the Confidential Information is and shall be the property of the Company. Executive agrees not to, directly or indirectly, use, make available, sell, disclose, or otherwise communicate to any third party, other than in his assigned duties and for the benefit of the Company, any of the Company's Confidential Information, either before or after the termination of this Agreement. Executive further agrees not to publish, disclose, or otherwise disseminate such information without the prior approval of the Board of Directors of the Company. Executive hereby acknowledges his awareness that the unauthorized disclosure of Confidential Information of the Company may be highly prejudicial to its interests, an invasion of privacy, and an improper disclosure of trade secrets.

     6. DISABILITY. In the event Executive shall become unable to perform his duties in substantially the manner, and to the extent required hereunder, due to physical or mental illness or disability, from any cause, and such failure to perform said duties shall continue for the period of time required for Executive to be entitled to the benefits available under any long term disability plan that the Company provides to its employees and all applicable federal and state disability benefit programs, then Company may give Executive notice of termination of this Agreement. The termination of this Agreement will become effective on the thirtieth day following receipt by Executive of the notice of termination, provided that Executive shall not have returned to the full time performance of his duties within thirty days of the receipt of said notice. Executive's salary payable hereunder shall be paid up through the end of the month in which the termination of this Agreement pursuant to this Section 6 becomes effective.

     7. DEATH OF EXECUTIVE. In the event of the death of Executive during the period of his employment hereunder, Executive's salary payable hereunder shall be paid up through the end of the month in which the date of death occurs, and thereafter (except with respect to bonuses) Company's obligations hereunder shall cease and this Agreement shall terminate. If Executive's death occurs on or after the first day of the seventh month in a given bonus year, Executive shall be entitled to a pro rata (based on the number of days in the year prior to his death) portion of any bonus to which he would have been entitled had he survived for the entire year.

     8.   ASSIGNMENT AND TRANSFER.

          (a) Executive's rights and obligations under this Agreement shall not be transferable by assignment or otherwise, and any purported assignment, transfer, or delegation thereof shall be void.

          (b) The Company's rights and obligations under this Agreement shall not be transferrable by assignment or otherwise, and any purported assignment, transfer or delegation thereof shall be void. This Agreement shall not inure to the benefit of, or be enforceable by, any purchaser of substantially all of Company's assets, or any corporate successor to Company or any assignee thereof.

     9. OBLIGATIONS SURVIVING EXPIRATION OR TERMINATION. Executive's obligations under Section 5 and Section 10(k) of this Agreement shall survive expiration or termination of this Agreement and termination of employment hereunder for any reason to the extent therein provided. All such obligations shall be binding upon Executive's heirs and personal representatives and shall inure to the benefit of Company's successors and assigns.

     10.  MISCELLANEOUS.

          (a) ATTORNEYS' FEES. Should either party hereto, or any heir, personal representative, successor or assign of either party hereto, resort to litigation or arbitration to enforce this Agreement, the party or parties prevailing in such litigation shall be entitled, in addition to such other relief as may be granted, to recover its or their reasonable attorneys fees and costs in such litigation from the party or parties against whom enforcement was sought.

          (b) GOVERNING LAW. This Agreement shall be governed by and construed according to the laws of the State of California without regard to the principles thereof regarding conflict of laws.

          (c) ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding between the parties hereto and supersedes any prior or contemporaneous written or oral agreements between them respecting the subject matter hereof.

          (d) AMENDMENT. This Agreement may be amended only by a writing signed by a duly authorized officer of the Company.

          (e) SEVERABILITY. If any term, provision, covenant, or condition of this Agreement, or the application thereof to any person, place or circumstance, shall be held to be invalid, unenforceable, or void, the remainder of this Agreement and such term, provision, covenant, or condition as applied to other persons, places and circumstances shall remain in full force and effect.

          (f) CONSTRUCTION. The headings and captions of this Agreement are provided for convenience only and are intended to have no effect in construing or interpreting this Agreement. The language in all parts of this Agreement shall be in all cases construed according to its fair meaning and not strictly for or against Company or Executive.

          (g) RIGHTS CUMULATIVE. The rights and remedies provided by this Agreement are cumulative, and the exercise of any right or remedy by either party hereto (or by its successor), whether pursuant to this Agreement, to any other agreement, or to law, shall not preclude or waive its right to exercise any or all other rights and remedies.

          (h) NONWAIVER. No failure or neglect of either party hereto to any instance to exercise any right, power or privilege hereunder or under law shall constitute a waiver of any other right, power or privilege or of the same right, power or privilege in any other instance. All waivers by either party hereto must be contained in a written instrument signed by the party to be charged and, in the case of Company, by a duly authorized officer of the Company.

          (i) REMEDY FOR BREACH. The parties hereto agree that, in the event of breach or threatened breach of any covenants of Executive, the damage or imminent damage to the value and the goodwill of Company's business are not capable of quantification, and that therefore any remedy at law or in damages shall be inadequate. Accordingly, the parties hereto agree that Company shall be entitled to injunctive relief against Executive in the event of any breach or threatened breach of any of such provisions by Executive, in addition to any other relief available to Company under this Agreement or under law.

          (j) NOTICES. Any notice, request, consent or approval required or permitted to be given under this Agreement or pursuant to law shall be sufficient if in writing, and if and when delivered personally, by facsimile or sent by certified mail, with postage prepaid, to Executive's residence (as noted in Company's records), or to Company's principle executive office, as the case may be.

          (k) ASSISTANCE IN LITIGATION. Executive shall, during and after termination of employment, upon reasonable notice, furnish such information and proper assistance to Company as may reasonably be required by Company in connection with any litigation in which it or any of its subsidiaries or affiliates is, or may become, a party. If such assistance occurs after termination of Executive's employment, the Company shall pay Executive reasonable compensation if such assistance exceeds 20 hours.

          (l) ARBITRATION. Any controversy, claim or dispute arising out of or relating to this Agreement or to Executive's employment with the Company, including claims for discrimination, unpaid wages, claims based on common law or statute, either during the existence of the employment relationship or afterwards, between the parties hereto, their assignees, their affiliates, their attorneys, or agents, shall be settled by arbitration. Arbitration shall be conducted in accordance with the then prevailing labor arbitration rules of the American Arbitration Association (the "AAA"), with the following exceptions if in conflict: (a) one neutral arbitrator shall be selected in accordance with the AAA rules; (b) each party to the arbitration will pay 50% of the expenses and fees of the arbitrator; and (c) arbitration may proceed in the absence of any party if written notice (pursuant to the American Arbitration Association's rules and regulations) of the proceedings has been given to such party. The location of the arbitration shall be in San Francisco, California. The parties agree to abide by all decisions and awards rendered in such proceedings. Such decisions and awards rendered by the arbitrator shall be final and conclusive and may be entered in any court having jurisdiction thereof as a basis of judgment and of the issuance of execution for its collection. All such controversies, claims or disputes shall be settled in this manner in lieu of any action at law or equity; provided however, that nothing in this subsection shall be construed as precluding the Company or Executive from bringing an action for injunctive relief or other equitable relief. The parties shall keep confidential the existence of the claim, controversy or disputes from third parties (other than arbitrator), and the determination thereof, unless otherwise required by law.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date set forth below.


EXECUTIVE


---------------------------------
Vijay Mallya


UNITED CRAFT BREWERS, INC.

By:  ----------------------------
     Name:     Jim Bernau
     Title:    President

                                      EXHIBIT A

                                   OPTION AGREEMENT

                              UNITED CRAFT BREWERS, INC.
                             STOCK OPTION AND AWARD PLAN
                      NONQUALIFIED STOCK OPTION AWARD AGREEMENT


          1. GRANT OF OPTION. United Craft Brewers, Inc. (the "Company") hereby grants to Vijay Mallya (the "Participant") under the United Craft Brewers, Inc. Stock Option and Award Plan (the "Plan"), as a separate incentive in connection with his or her employment or service with the Company or a Subsidiary and not in lieu of any fees or other compensation for his or her services, a nonqualified stock option to purchase, on the terms and conditions set forth in this Agreement and the Plan, all or any part of an aggregate of ____ [4% on a Fully-Diluted Basis] shares of authorized but unissued or treasury shares of the Company's common stock, $0.001 par value ("Shares"), at the purchase price set forth in Paragraph 2 of this Agreement as of _____________, the effective date of this Agreement (the "Grant Date"). The option granted hereby is not intended to be an incentive stock option (within the meaning of section 422 of the Internal Revenue Code of 1986, as amended).

          2. OPTION PRICE. The purchase price per Share for this option (the "Option Price") shall be $5.25, which is one hundred percent (100%) of the Fair Market Value per Share as reflected in the Investment Agreement dated January 30, 1997, as amended, with United Brewers of America, Inc.

          3. NUMBER OF SHARES. The number and class of Shares specified in Paragraph 1 of this Agreement, and/or the Option Price, are subject to appropriate adjustment by the Committee in the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, Share combination or other change in the corporate structure of the Company affecting the Shares; provided, however, that the number of Shares subject to this option shall always be a whole number. Subject to any required action of the stockholders of the Company, if the Company is the surviving corporation in any merger or consolidation, this option (to the extent that it is still outstanding) shall pertain to and apply to the securities to which a holder of the same number of Shares that are then subject to the option would have been entitled.

          4. VESTING SCHEDULE. The right to exercise this option shall accrue as to twenty-five percent (25%) of the Shares subject thereto on the Grant Date, and as to an additional twenty-five percent (25%) on each succeeding anniversary date of the Grant Date, until the right to exercise the option shall have accrued with respect to one hundred percent (100%) of the Shares subject thereto. Notwithstanding the previous sentence, the right to exercise this option shall accrue as to 100% of the Shares subject thereto if the Company terminates the Participant's Employment Agreement dated as of _______, ___, 1997 without cause.

          5. EXPIRATION OF OPTION. In the event of the Participant's Termination of Service for any reason other than death, the Participant may, within five (5) years after the date of the Termination, or within ten (10) years from the Grant Date, whichever shall first occur, exercise any vested but unexercised portion of this option.

          6. DEATH OF THE PARTICIPANT. In the event that the Participant dies while in the employ or service of the Company or a Subsidiary, or during the five (5) year period referred to in Paragraph 5 of this Agreement, the Participant's designated beneficiary or beneficiaries, or if no beneficiary survives the Participant, the administrator or executor of the Participant's estate, may, within one (1) year after the date of the Participant's death, exercise any vested but unexercised portion of this option. Any such transferee must furnish the Company (a) written notice of his or her status as a transferee, (b) evidence satisfactory to the Company to establish the validity of the transfer of this option and compliance with any laws or regulations pertaining to such transfer, and (c) written acceptance of the terms and conditions of this option as set forth in this Agreement.

          7. PERSONS ELIGIBLE TO EXERCISE. This option shall be exercisable during the Participant's lifetime only by the Participant. This option is not transferable, except that the Participant may transfer this option (a) by a valid beneficiary designation made in a form and manner acceptable to the Committee, or (b) by will or the applicable laws of descent and distribution.

          8. EXERCISE OF OPTION. This option may be exercised by the person then entitled to do so as to any Shares which may then be purchased (a) by giving written notice of exercise to the Secretary of the Company (or his or her designee), specifying the number of full Shares to be purchased and accompanied by full payment of the Option Price thereof (and the amount of any income tax the Company is required by law to withhold by reason of such exercise), and
(b) by giving satisfactory assurances in writing if requested by the Company, signed by the person exercising the option, that the Shares to be purchased upon such exercise are being purchased for investment and not with a view to the distribution thereof. The Option Price shall be payable in the legal tender of the United States or, in the discretion of the Committee, in Shares or in a combination of such legal tender or Shares.

          9. SUSPENSION OF EXERCISABILITY. If at any time the Committee shall determine, in its discretion, that (a) the listing, registration or qualification of the Shares upon any securities exchange or under any domestic or foreign law, or (b) the consent or approval of any governmental regulatory authority, is necessary or desirable as a condition of the purchase of Shares hereunder, this option may not be exercised, in whole or in part, unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. The Company shall make reasonable efforts to meet the requirements of any such domestic or foreign law or securities exchange and to obtain any such consent or approval of any such governmental authority.

          10. NO RIGHTS OF STOCKHOLDER. Neither the Participant nor any person claiming under or through the Participant shall be or have any of the rights or privileges of a stockholder of the Company in respect of any of the Shares issuable pursuant to the exercise of this option, unless and until certificates representing such Shares shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant (or such other person).

          11. NO EFFECT ON EMPLOYMENT OR SERVICE. Nothing in this Agreement or the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate the Participant's employment or service at any time, with or without cause.

          12. WITHHOLDING. Whenever Shares are to be issued to the Participant (or any transferee) in satisfaction of the rights conferred hereby, the Company shall have the right to require the Participant (or transferee) to remit to the Company an amount sufficient to satisfy applicable federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares.

          13. ADDRESSES FOR NOTICES. Any notice to be given to the Company under the terms of this Agreement shall be addressed to the Company, in care of its Secretary, at One Harbor Drive, Suite 102, Sausalito, California 94965, or at such other address as the Company may hereafter designate in writing. Any notice to be given to the Participant shall be addressed to the Participant at the address set forth beneath the Participant's signature hereto, or at such other address as the Participant may hereafter designate in writing.

          14. OPTION IS NOT TRANSFERABLE. Except as otherwise provided herein, this option and the rights and privileges conferred hereby shall not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this option, or of any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this option and the rights and privileges conferred hereby immediately shall become null and void.

          15. MAXIMUM TERM OF OPTION. Notwithstanding any contrary provision of this Agreement, this option is not exercisable after the expiration of ten
(10) years from the Grant Date.

          16. BINDING AGREEMENT. Subject to the limitation on the transferability of this option contained herein, this Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

          17. PLAN GOVERNS. This Agreement is subject to all of the terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan shall govern. Capitalized terms and phrases used and not defined in this Agreement shall have the meaning set forth in the Plan.

          18. COMMITTEE AUTHORITY. The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith. All actions taken and all interpretations and determinations made by the Committee in such connection shall be final and binding upon the Participant, the Company and all other interested persons, and shall be given the maximum deference permitted by law. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

          19. CAPTIONS. The captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

          20. AGREEMENT SEVERABLE. In the event that any provision in this Agreement shall be held invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Agreement.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement, in duplicate, effective as of the Grant Date.


                                   UNITED CRAFT BREWERS, INC.



                                   By
                                      -----------------------------------------
                                      Title:  President



--------------------------------
Participant Signature



     Vijay Mallya
--------------------------------


--------------------------------
Address


     Not applicable
--------------------------------
Social Security Number